Exhibit 99.1

Wednesday, July 14, 2010

Contact:     Shawn Housley

                  Smith International, Inc.

                  Director – Investor Relations

                  (281) 443-3370

SMITH INTERNATIONAL, INC. ANNOUNCES DATE FOR STOCKHOLDER MEETING TO CONSIDER SCHLUMBERGER TRANSACTION

HOUSTON, Texas, July 14, 2010 — Smith International, Inc. (NYSE: SII) announced today the date and record date for the 2010 annual meeting of stockholders of Smith, at which stockholders of Smith will consider and vote upon matters including the proposed adoption of the agreement and plan of merger between Smith and Schlumberger Limited, pursuant to which it is proposed that Smith would become a subsidiary of Schlumberger.

The annual meeting is scheduled for August 24, 2010, at 9:00 a.m. EST and will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19899.  The record date for stockholders entitled to vote at the meeting is July 26, 2010.

Smith International, Inc. is a leading supplier of premium products and services to the oil and gas exploration and production industry.  Smith employs over 23,000 full-time personnel and operates in over 80 countries around the world.

Forward-Looking Statements

This material includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Similarly, statements that describe our future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements are subject to, among other things, the risk that the meeting is cancelled or delayed, the risk that the meeting is adjourned once convened to solicit additional proxies or otherwise, the risk of legal action or prohibitions against the holding of the meeting, and the risk factors that are discussed in the Company’s Form 10-K for the fiscal year ended December 31, 2009 and other documents filed with the Commission.  Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Additional Information

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  These documents will contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials will be made available to the shareholders of Smith at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC's web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) will be available free of  charge at www.smith.com or www.slb.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Smith or Schlumberger with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC's website for further information on its public reference room.

Each company’s directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Schlumberger’s directors and officers can be found in its preliminary proxy statement filed with the SEC on February 9, 2010 and information regarding Smith’s directors and officers can be found in its proxy statement filed with the SEC on April 13, 2009. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SMITH INTERNATIONAL, INC.         1310 Rankin Road              P.O. Box 60068                Houston, TX  77205-0068           281.443.3370